UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 11, 2001


                              The Finx Group, Inc.
                     (formerly known as Fingermatrix, Inc.)
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             (Exact name of registrant as specified in its charter)

           Delaware                     0-9940                  13-2854686
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(State or other jurisdiction of     (Commission file          (IRS Employer
 incorporation or organization)          number)          Identification Number)

    249 Saw Mill River Road, Elmsford, NY                            10523
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   (Address of Principal Executive Offices)                        (Zip Code)

                                 (914) 592-5930
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              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

         On November 11, 2001, the Registrant entered into a binding letter of intent to acquire an equity interest in Trans Global Services, Inc. ("Trans Global"). Pursuant to the letter of intent, the Registrant would receive 5,000,000 shares of Trans Global's common stock in exchange for 2,500,000 shares of the Registrant's common stock. In addition, the Registrant would purchase preferred equity, convertible into a maximum of 3,000,000 shares of Trans Global's common stock, for $1 million.

         Further, the letter of intent requires immediate election of the Registrant's appointees to the Trans Global board of directors including the appointment of Lewis S. Schiller as Trans Global's Chairman of the Board, after which, the Registrant's appointees would represent a majority of the Trans Global board of directors. Lewis S. Schiller is the Chief Executive Officer and Chairman of the Board of the Registrant.

Item 5. Other Events

         The Registrant's subsidiary, Sequential Electronic Systems, Inc., was notified by its lender, that its current revolving line of credit would not be renewed beyond November 30, 2001. Prior to such notification, the revolving line of credit was being provided on a month to month basis. The Registrant is currently investigating how such revolving line of credit funding will be replaced.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE FINX GROUP, INC.


                                                By:/S/   Lewis S. Schiller
                                                         Chief Executive Officer

                                                Date:    November 21, 2001


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